                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                               ACNB CORPORATION
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                               ACNB CORPORATION
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                                 April 15, 1995



DEAR SHAREHOLDER:

     On behalf of the Board of Directors and management of ACNB Corporation, I call your attention to the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, May 9, 1995 at 1:00 p.m., prevailing time at the Main Office of Adams County National Bank, 675 Old Harrisburg Road, Gettysburg, Pennsylvania 17325.

     The Notice of the Annual Meeting and the Proxy Statement accompanying this letter address the formal business of the meeting. The formal business schedule includes: a proposal to fix the number of shareholders to be elected as Class 1 Directors at five (5), the election of five (5) Class 1 Directors for a three
(3) year term and to vote on the shareholder proposal set forth in the proxy statement. At the meeting, members of the Corporation's management will review the Corporation's operations during the past year and be available to respond to questions.

     We strongly encourage you to vote your shares, whether or not you plan to attend the meeting. It is very important that you sign, date and return the accompanying Proxy as soon as possible, in the postage prepaid envelope. If you do attend the meeting and wish to vote in person, you must give written notice thereof to the Secretary of the Corporation so that your Proxy will be superseded by any ballot that you submit at the meeting.

                               Sincerely,



                               Ronald L. Hankey
                               President

                               ACNB CORPORATION
                       ________________________________

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 9, 1995
                       ________________________________


TO THE SHAREHOLDERS OF ACNB CORPORATION:

     Notice is hereby given that the Annual Meeting of Shareholders of ACNB CORPORATION (the "Corporation") will be held at 1:00 p.m., prevailing time, on Tuesday, May 9, 1995 at the Main Office of Adams County National Bank, 675 Harrisburg Road, Gettysburg, Pennsylvania 17325, for the following purposes:

     1. To fix the number of shareholders to be elected as Class 1 Directors at five (5);

     2. To elect five (5) Class 1 Directors to serve for a three (3) year term expiring in 1997 and until their successors are elected and qualified;

     3.   To vote on the shareholder proposal set forth in the proxy statement;
          and

     4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     In accordance with the By-laws of the Corporation and action of the Board of Directors, only those shareholders of record at the close of business on March 1, 1995 will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     A copy of the Corporation's Annual Report for the fiscal year ended December 31, 1994 is being mailed with this Notice.

     You are urged to mark, sign, date and promptly return your Proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed Proxy, regardless of the number of shares you hold, will aid the Corporation in reducing the expense of additional proxy solicitation. The giving of such Proxy does not affect your right to vote in person if you attend the meeting and give written notice to the Secretary of the Corporation.

                              By Order of the Board of Directors,



                              Ronald L. Hankey
                              President



April 15, 1995

                                ACNB CORPORATION

                   PROXY STATEMENT FOR THE ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD ON MAY 9, 1995


                                    GENERAL


Introduction, Date, Time and Place of Annual Meeting
- ----------------------------------------------------

     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of ACNB CORPORATION (the "Corporation"), a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, May 9, 1995 at 1:00 p.m., prevailing time, at the Main Office of Adams County National Bank, 675 Harrisburg Road, Gettysburg, Pennsylvania 17325, and at any adjournment or postponement of the Annual Meeting.

     The principal executive office of the Corporation is located at Adams County National Bank (the "Bank"), 675 Old Harrisburg Road, Gettysburg, Pennsylvania 17325. The telephone number for the Corporation is (717) 334-3161. All inquiries should be directed to Ronald L. Hankey, President and Chief Executive Officer of the Corporation. The Bank is a wholly-owned subsidiary of the Corporation.

Solicitation and Voting of Proxies
- ----------------------------------

     This Proxy Statement and the enclosed form of proxy (the "Proxy") are first being sent to shareholders of the Corporation on or about April 15, 1995.

     Shares represented by proxies on the accompanying Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any Proxy not specifying to the contrary will be voted FOR the proposal to fix the number of shareholders to be elected as Directors at five (5), FOR the election of the nominees for Class 1 Director named below and AGAINST the shareholder proposal set forth in the proxy statement. Execution and return of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person, after giving written notice to the Secretary of the Corporation. The cost of preparing, assembling, printing, mailing and soliciting proxies, and any additional material which the Corporation may furnish shareholders in connection with the Annual Meeting, will be borne by the Corporation. In addition to the use of the mails, certain directors, officers and employees of the Corporation and the Bank may solicit proxies personally, by telephone, telegraph and telecopier. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons, and, upon request therefor, the Corporation will reimburse them for their reasonable forwarding expenses.

Revocability of Proxy
- ---------------------

     A shareholder who returns a Proxy may revoke the Proxy at any time before it is voted only: (1) by giving written notice of revocation to John W. Krichten, Secretary of ACNB Corporation, at 675 Old Harrisburg Road, Gettysburg, Pennsylvania 17325; (2) by executing a later-dated proxy and giving written notice thereof to the Secretary of the Corporation; or (3) by voting in person after giving written notice to the Secretary of the Corporation.

Voting Securities, Record Date and Quorum
- -----------------------------------------

     At the close of business on March 1, 1995, the Corporation had issued and outstanding 5,316,122 shares of common stock, par value $2.50 per share, the only authorized class of stock (the "Common Stock").

     Only holders of Common Stock of record at the close of business on March 1, 1995 will be entitled to notice of and to vote at the Annual Meeting.
Cumulative voting rights do not exist with respect to the election of directors. On all matters to come before the Annual Meeting, each share of Common Stock is entitled to one vote.

     Under Pennsylvania law and the By-laws of the Corporation, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. Pursuant to Section 1756 of the Pennsylvania Business Corporation Law of 1988, as amended the presence in person or by proxy of shareholders entitled to cast
- -- -------
at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

     Assuming the presence of a quorum, the affirmative vote of a majority of all votes cast by shareholders on such matter is required for the approval of the proposal to fix the number of shareholders to be elected at five (5) and to approve the shareholder proposal. Abstentions and broker non-votes are not deemed to constitute "votes cast" and, therefore, do not count either for or against such proposal.

     Assuming the presence of a quorum, the five (5) nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Votes withheld from a nominee and broker non-votes will not be cast for such nominee.

             PRINCIPAL BENEFICIAL OWNERS OF THE CORPORATION'S STOCK

Principal Owners
- ----------------

     As of March 1, 1995, there are no persons who own of record or who are known by the Board of Directors and management of the Corporation to be the beneficial owner of more than five percent (5%) of the Corporation's outstanding Common Stock.

Beneficial Ownership by Officers, Directors and Nominees
- --------------------------------------------------------

     The following table sets forth as of March 1, 1995, the amount and percentage of the Common Stock beneficially owned by each director, each nominee and all principal officers, directors and nominees of the Corporation as a group.


        Name of Individual              Amount and Nature of        Percent
       or Identity of Group          Beneficial Ownership(1)(2)   of Class(3)
- -----------------------------------  ---------------------------  -----------

Philip P. Asper(4)                             5,234(7)               --
Robert G. Bigham(6)                           12,020(8)               --
C. F. Ditzler(4)                              35,596(9)               --
Guy F. Donaldson(6)                            2,890                  --
Frank Elsner, Jr.(6)                          11,318(10)              --
Richard L. Galusha(5)                          8,210                  --
D. Richard Guise(4)                            5,214(11)              --
J. Glenn Guise(5)                              6,696(12)              --
Ronald L. Hankey(4)                           19,150(13)              --
Jennifer W. Hartman(5)                           600                  --
Philip M. Jones(6)                            86,624(14)            1.63%
Wayne E. Lau(5)                                4,112(15)              --
William B. Lower(6)                           43,178(16)              --
Paul G. Pitzer(5)                              7,500(17)              --
S. M. Raffensperger(5)                        24,564(18)              --
Charles E. Ritter(5)                          25,258(19)              --
Ralph S. Sandoe(6)                             9,020(20)              --
Marian B. Schultz(4)                           1,950(21)              --
L. Robert Snyder(6)                            5,808(22)              --
Ralph W. Tyson(6)                             13,520(23)              --

All Principal Officers, Directors            356,330                6.70%
and Nominees as a Group
(22 persons in total)

- ---------------------

(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after March 1, 1995. Beneficial ownership may be disclaimed as to certain of the securities.

(2)  Information furnished by the directors and the Corporation.

(3)  Less than one percent (1%) unless otherwise indicated.

(4) A Nominee for Class 1 Director whose term expires in 1998 and a Current Class 1 Director whose term expires in 1995.

(5)  A Class 2 Director whose term expires in 1997.

(6)  A Class 3 Director whose term expires in 1996.

(7) The shares of Common Stock beneficially owned by Mr. Asper are held jointly with his spouse.

(8) Includes 5,170 shares of Common Stock held individually by Mr. Bigham; 1,410 shares of Common Stock held individually by his spouse; 2,530 shares of Common Stock held by Mr. Bigham as custodian for his children; 1,200 shares of Common Stock held by the Bank as Trustee in trust for one of his children; and 1,710 shares of Common Stock owned by one of his children who resides at Mr. Bigham's home.

(9) Includes 34,864 shares of Common Stock held individually by Mr. Ditzler and 732 shares of Common Stock held jointly with his spouse.

(10) The shares of Common Stock beneficially owned by Mr. Elsner are held jointly with his spouse.

(11) Includes 3,612 shares of Common Stock held individually by Mr. Guise; 1,062 shares of Common Stock held jointly with his spouse; and 540 shares of Common Stock held individually by his spouse.

(12) Includes 6,096 shares of Common Stock held individually by Mr. Guise and 600 shares of Common Stock held individually by his spouse.

(13) Includes 6,228 shares of Common Stock held individually by Mr. Hankey and 12,922 shares of Common Stock held jointly with his spouse.

(14) Includes 4,494 shares of Common Stock held individually by Mr. Jones; 5,218 shares of Common Stock held individually by his spouse; and 76,912 shares of Common Stock held by Times and News Publishing Company of which Mr. Jones and his spouse own 56.74%.

(15) The shares of Common Stock beneficially owned by Mr. Lau are held jointly with his spouse.

(16) Includes 1,072 shares of Common Stock held individually by Mr. Lower and 42,106 shares of Common Stock held by William B. Lower, Trustee of William
     B. Lower, Sr. Revocable Trust.

(17) The shares of Common Stock beneficially owned by Mr. Pitzer are held jointly with his spouse.

(18) Includes 22,128 shares of Common Stock held jointly by Mr. Raffensperger and his spouse and 2,436 shares of Common Stock held individually by his spouse.

(19) Includes 21,058 shares of Common Stock held individually by Mr. Ritter and 4,200 shares of Common Stock are held by Mr. Ritter as custodian for his grandchildren.

(20) These shares of Common Stock beneficially owned by Mr. Sandoe are held jointly with his spouse.

(21) Includes 700 shares of Common Stock held jointly by Mrs. Schultz and her spouse and 1,250 shares of Common Stock held jointly by her spouse and his mother.

(22) Includes 5,532 shares of Common Stock held individually by Mr. Snyder, and 276 shares of Common Stock held jointly with his spouse.

(23) The shares of Common Stock beneficially owned by Mr. Tyson are held jointly with his spouse.


                             ELECTION OF DIRECTORS

     The Articles of Incorporation of the Corporation provide that the Board of Directors shall consist of not less than five (5) nor more than twenty-five (25) shareholders, the exact number to be fixed and determined from time to time by resolution of a majority of the shareholders at any annual or special meeting thereof. The Bylaws of the Corporation provide that each Director of the Corporation must be a shareholder of the Corporation and, during the full term of his or her directorship, shall own a minimum of One Thousand Dollars ($1,000.00) par value of stock of the Corporation.

     The Articles of Incorporation of the Corporation also provide that the directors shall be divided into three classes as nearly equal in number as possible, known as Class 1, consisting of not more than eight (8) Directors; Class 2, consisting of not more than eight (8) Directors; and Class 3, consisting of not more than nine (9) Directors. As of the date of this Proxy Statement, Class 1 consists of five Directors elected for a three-year term expiring in 1995; Class 2 consists of seven Directors elected for a three-year term expiring in 1997, and Class 3 consists of eight Directors elected for a three-year term expiring in 1996.

     A proposal will be offered at the Annual Meeting of Shareholders to fix the number of shareholders to be elected at five (5) and a proposal for the election of nominees for Class 1 Directors of the Corporation to serve for a three-year term expiring in 1998. The affirmative vote of a majority of the shareholders represented in person or by proxy at the annual meeting is required to approve each of these proposals.

     Unless otherwise instructed, the Proxyholders will vote the Proxies received by them for the proposal to fix the number of shareholders to be elected at five (5) and for the election of the five nominees named below. If any nominee should become unavailable for any reason, Proxies will be voted in favor of a substitute nominee as the Board of Directors of the Corporation shall determine. The Board of Directors has no reason to believe that the nominees named will be unable to serve, if elected. Any vacancy occurring on the Board of Directors of the Corporation for any reason may be filled by a majority of the directors then in office until the expiration of the term of the vacancy.

     There is no cumulative voting for the election of directors. Each share of Common Stock is entitled to cast only one vote for each nominee. For example, if a shareholder owns ten shares of Common Stock, he or she may cast up to ten votes for each of the directors in the class to be elected.


          INFORMATION AS TO NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

     The following table contains certain information with respect to the executive officers, nominees for Class 1 Director whose term expires in 1998 and the Current Class 1 Directors whose term expires in 1995, and the Class 3 Directors and Class 2 Directors whose terms expire in 1996 and 1997, respectively:



                                     Age as of               Principal Occupation for           Director Since
                                      March 1,               Past Five Years and Position        Corporation/
           Name                         1995               Held with Corporation and Bank           Bank
- ---------------------------       ----------------       ----------------------------------     --------------

                                NOMINEES FOR CLASS 1 DIRECTORS
                                WHOSE TERM EXPIRES IN 1998 AND
                                  CURRENT CLASS 1 DIRECTORS
                                  WHOSE TERM EXPIRES IN 1995
                                  --------------------------

Philip P. Asper                        46                Building Contractor                       1988/1988

C. F. Ditzler(3)(4)                    81                Home Builder                              1982/1949

D. Richard Guise(1)(3)                 61                President, Adams County                   1988/1988
                                                         Motors automobile dealer

Ronald L. Hankey(6)                    54                President and Chief Executive             1982/1975
                                                         Officer of the Corporation
                                                         and Bank

Marian B. Schultz(2)(5)                45                Assistant Dean - Division of              1992/1992
                                                         Undeclared Majors -
                                                         Shippensburg University


                                      CLASS 3 DIRECTORS
                                  WHOSE TERM EXPIRES IN 1996
                                  --------------------------

Robert G. Bigham(2)(3)                 50                Partner, law firm of                      1982/1971
                                                         Bigham & Raffensperger

 Guy F. Donaldson                      63                Fruit Grower                              1982/1981

Frank Elsner, Jr.(2)(3)(4)             67                Chairman and Chief                        1982/1974
                                                         Executive Officer, Elsner
                                                         Engineering Works, Inc.,
                                                         designer and manufacturer
                                                         of special machinery

Philip M. Jones(4)                     77                President, Times and News                 1982/1979
                                                         Publishing Company

William B. Lower(3)                    65                President, Boyer                          1982/1974
                                                         Nurseries & Orchards, Inc.


Ralph S. Sandoe(4)       67     Fruit broker                    1987/1982

L. Robert Snyder(4)      70     President, Littlestown          1982/1979
                                Hardware & Foundry Co., Inc

Ralph W. Tyson(3)        80     Fruit grower                    1987/1964

                               CLASS 2 DIRECTORS
                           WHOSE TERM EXPIRES IN 1997
                           --------------------------

Richard L. Galusha       73      Realtor                        1987/1962

J. Glenn Guise(1)(3)     84      Chairman, Adams County         1982/1952
                                 Motors Corporation,
                                 automobile dealer

Jennifer W. Hartman      47      Director of Gettysburg Center  1992/1992
(2)(3)(4)                        of Harrisburg Area
                                 Community College

Wayne E. Lau(2)(5)       59      Sales Representative,          1987/1992
                                 Destinations,travel agency

Paul G. Pitzer(3)        76      Fruit Grower                   1992/1967

S. M. Raffensperger(4)   70      Partner, law firm of           1982/1955
                                 Bigham & Raffensperger

Charles E. Ritter(2)(3)  83      Retired Shoe Manufacturer      1982/1955

- -------------------
(1)  J. Glenn Guise is the father of D. Richard Guise.

(2) Member of the Bank's Audit Committee. The functions of this committee include: periodic meetings with the Bank's Internal Auditors; periodic reviews of the procedures of the Bank's Internal Auditing Division and the information obtained by that Division; reviewing the results of the audit by the independent certified public accountants; and recommending the engagement and continuation of the certified public accountants for the Corporation and the Bank. The Committee held four (4) meetings in 1994.

(3) Member of the Personnel Committee. This Committee also performs the functions of a compensation committee. This Committee reviews the salary structure and the fringe benefit programs for all employees at least annually and makes recommendations to the Board of Directors concerning these matters. The Committee held three (3) meetings in 1994.

(4) Member of the Trust Committee. This Committee reviews the policies and procedures of the Trust Department and reviews the individual accounts held within the Trust Department. The Committee held nine (9) meetings in 1994.

(5) Member of the Community Reinvestment Act Committee. This Committee monitors compliance with the Community Reinvestment Act requirements and regulations. The Committee held five (5) meetings in 1994.

(6) Mr. Ronald L. Hankey is an ex-officio Member of all the committees, except the Audit Committee which membership consists solely of outside directors.


     During 1994, the Corporation and the Bank's Board of Directors held twenty-five (25) meetings. Each of the Directors attended at least 75% of the combined total number of meetings of the Corporation's and the Bank's Boards of Directors and the committees of which he or she is a member, with the exception of Mr. L. Robert Snyder.

     The Board of Directors of the Corporation has at present no standing committees. The Corporation does not have a compensation or a nominating committee; however, the Bank has a Personnel Committee which functions as a Compensation Committee. A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the Secretary of the Corporation in accordance with
Article II, Section 202 of the Corporation's Bylaws. Any shareholder who intends to nominate any candidate for election to the Board of Directors must notify the Secretary of the Corporation in writing not less than sixty (60) days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the Corporation.


                             EXECUTIVE COMPENSATION

     Shown below is information concerning the annual compensation for services in all capacities to the Corporation for the fiscal years ended December 31, 1994, 1993 and 1992 of those persons who were, at December 31, 1994, (i) Chief Executive Officer, and (ii) the other four most highly compensated executive officers of the Corporation to the extent such persons' total annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                 Annual Compensation                                               Long-Term Compensation
- ---------------------------------------------------------              ---------------------------------------------
                                                                          Awards    Payouts
         (a)             (b)         (c)          (d)           (e)        (f)       (g)       (h)       (i)
                                                               Other
        Name                                                  Annual    Restricted                      All Other
         and                                                  Compen-     Stock     Options/   LTIP      Compen-
      Principal                    Salary        Bonus        sation      Award(s)    SARs    Payouts    sation
      Position          Year        ($)           ($)          ($)          ($)       (#)      ($)      ($)(1)
- ---------------------  -------   ----------   ------------   --------     -------   -------   ------    --------
Ronald L.               1994       150,000       13,000          0           0         0        0        3,000
Hankey                  1993       135,000        2,700          0           0         0        0        2,700
President and           1992       132,600        3,840          0           0         0        0          0
Chief Executive
Officer of the
Corporation and
the Bank

- ---------------
(1)  This represents amount contributed by Bank to a 401(k) Plan.


Retirement Plan
- ---------------

     The employees of the Bank are covered under the Group Pension Plan for Employees of Adams County National Bank (the "Plan"). The Plan, as amended from time to time, is a defined benefit pension plan under the Employee Retirement Income Security Act of 1974. The most recent amendment is effective November 1, 1989. The Plan is administered by Adams County National Bank as the Plan Administrator and is primarily funded by a group annuity contract with Mutual Life Insurance Company of New York, effective November 1, 1974, as amended.
                                                                -- -------

     Amounts are set aside each year to fund the Plan on the basis of actuarial calculations. The amount of contribution to a defined pension plan on behalf of a specific employee cannot be separately or individually calculated. The total pension expense for the Plan for 1994 was $266,000. The contribution made by the Bank to the Plan in 1994 equalled $282,009. This contribution was sufficient to meet the legal minimum funding requirements.

     Each employee of the Bank who attains the age of 20 years and 6 months and who completes six months of eligible service, whichever is later, becomes eligible to participate in the Plan on the following anniversary of the Plan. The Plan generally provides for a prospective benefit at the age of 65 years for the employee's remaining lifetime with payments certain for five years, calculated as follows: 1% of final average compensation below the applicable Social Security Covered Compensation, and 1.3% of such earnings above the Covered Compensation, the total being multiplied by years of credited service up to a maximum of 45 years of credited service. The employee benefit accrued as of

October 31, 1989 shall be maintained as a minimum benefit. If an employee has earned 30 or more years of credited service, he is eligible to retire at age 62 with no reduction applied to his benefit.

     The following table shows for different final average compensation and for different years of credited service, the annual benefits currently payable upon retirement at age 65 by a participating employee:

                          ANNUAL RETIREMENT INCOME(1)




   Final
  Average                              Years of Service
Compensation               15         25         35       45 or more
- ------------             -------    -------    -------    ----------
 $ 50,000                $ 8,796    $14,661    $20,525     $ 26,389
   75,000                 13,671     22,786     32,900       41,014
  100,000                 18,546     30,911     43,275       55,639
  125,000                 23,421     39,036     54,650       70,264
  150,000                 28,296     47,161     66,025       84,889
  175,000                 33,171     55,286     77,400       99,514
  200,000                 38,046     63,411     88,775      112,221

- ---------------
(1) Assumes normal retirement date (age 65) occurs in 1994. Actual benefits may be slightly higher on account of benefits earned under the Plan prior to recent amendment. Later retirement dates produce smaller retirement benefits as Social Security Covered Compensation increases.

     For 1994, the covered compensation, including only salary as reported above in the Summary Compensation Table, for Mr. Hankey, President and Chief Executive Officer, is $150,000. As of December 31, 1994, credited years of service under the plan for Mr. Hankey was 37 years.

401(K) Plan
- -----------
     The Bank maintains a defined contribution - profit sharing 401(K) Plan effective on January 31, 1993 (the "Plan"). The Plan Sponsor and Plan Administrator is Adams County National Bank. Ronald L. Hankey, President and Chief Executive Officer of the Corporation and the Bank, and John W. Krichten, Treasurer and Secretary of the Corporation and Vice President, Cashier and Chief Financial Officer of the Bank, are the Plan Trustees. The Plan is subject to certain laws and regulations pursuant to the Internal Revenue Code and participants are entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974.

     To be eligible to become a participant in the Plan, an employee is required to work six months and attain the age of 20 1/2. An eligible employee may elect to contribute certain portions of salary and wages (other than bonuses), or other direct remuneration to the Plan. Generally, eligible employees may not contribute more than ten percent (10%) of such compensation. The Bank matches a certain percentage of the employee contribution. In 1994, the Bank's contribution equalled 100% of the employee's contribution up to a maximum of 2% of annual salary. The Bank's contributions to the Plan for each participant vest in six (6) years. The employee's contributions to the Plan vest immediately.

Compensation of Directors
- -------------------------

     Each Director of the Bank received $205 per meeting of the Board of Directors attended and was permitted two paid absences. Members of the Board of Directors who met periodically throughout the year with executive loan officers of the Bank to review certain loans were paid on an hourly basis as follows:
$75.00 for each meeting of two hours or less; $100.00 for each meeting of over two hours and less than four hours; and $150.00 for each meeting of four hours or more. Each member of all of the committees of the Board of Directors of the Bank received $75.00 per hour for each Committee meeting attended. In addition, directors received seminar fees of $150.00 for half-day seminars and $300.00 for full-day seminars, plus expenses if applicable.

     In the aggregate, the Board of Directors of the Bank received $132,993.75 for all Board of Directors' meetings and committee meetings attended in 1994. This amount includes all Directors fees paid to all individuals who served as Directors in 1994. During 1994, the Board of Directors of the Corporation held twenty-five (25) meetings. Directors received no remuneration for attendance at these meetings of the Board of Directors of the Corporation.

Compensation Committee Interlocks and Insider Participation in Compensation
- ---------------------------------------------------------------------------
Decisions
- ---------

     Ronald L. Hankey, President and Chief Executive Officer is an ex-officio member of the Personnel Committee which also performs the functions of a compensation committee. Mr. Hankey makes recommendations to the Personnel Committee regarding merit raise increases for all employees based on a merit appraisal in connection with recommendations provided by an outside consultant. Merit reviews of Mr. Hankey, President and Chief Executive Officer of the Corporation and the Bank, Mr. Krichten, Secretary and Treasurer of the Corporation and Vice President, Cashier and Chief Financial Officer of the Bank, and six other senior officers, are conducted by the Personnel Committee. Mr. Hankey does not participate in conducting his review. The merit reviews are then submitted to the entire Board of Directors to be voted upon in order to establish compensation policies.

Board Compensation Committee Report on Executive Compensation
- -------------------------------------------------------------

     The Board of Directors of ACNB Corporation (the "Corporation") is responsible for the governance of the Corporation and its wholly-owned subsidiary, Adams County National Bank (the "Bank"). In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of the Corporation's shareholders, customers and the communities served by the Corporation and the Bank. To accomplish the strategic goals and objectives of the Corporation, the Board of Directors engages competent persons who undertake to accomplish these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors' fulfillment of its duties to accomplish the Corporation's strategic mission. The Bank provides compensation to the employees of the Bank. Corporation employees receive no compensation.

     The fundamental philosophy of the Bank's compensation program is to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. The compensation program is administered by a Personnel Committee comprised of eleven directors who are listed below. The objectives of the Committee are to establish a fair compensation policy to govern executive officers' base salaries and incentive plans to attract and motivate competent and dedicated managers whose efforts will enhance the products and services of the Bank, the results of which will be improved profitability, increased dividends to the Corporation's shareholders and subsequent appreciation in the market value of our shares.

     The compensation of the Bank's top executives is reviewed and approved annually by the Board of Directors. The top executives whose compensation is determined by the Committee include the chief executive officer and seven other executive officers. The Committee utilizes a Regional Financial Industry Salary Survey which covers financial institutions in the Pennsylvania, Maryland, Washington, D.C., and Virginia marketplace. The referenced survey includes more institutions than are listed on the peer group performance chart.

     The Board of Directors does not deem Section 162(m) of the Internal Revenue Code (the "IRC") to be applicable to the Corporation at this time. The Board of Directors intends to monitor the future application of Section 162(m) of the IRC to the compensation paid to its executive officers and in the event that this section becomes applicable, it is the intent of the Board of Directors to amend the Corporation's and the Bank's compensation plans to preserve the deductibility of the compensation payable under such plans.

CEO Compensation
- ----------------

     The Board of Directors has determined that the CEO's 1994 compensation of $163,000, approximately an eighteen percent (18%) increase in aggregate CEO compensation is appropriate in light of the 1994 Corporation performance accomplishments. There is no direct correlation between the CEO's compensation, the CEO's increase in compensation and the Corporation's 1994 performance. The CEO's compensation and the increase in such compensation are based on the Committee's subjective determination after review of all information.

Executive Officers
- ------------------

     The Board of Directors has established that the compensation of the Bank's executive officers will increase by three and one-half percent (3.5%). Compensation increases were determined by the Committee based on its subjective analysis of the individual's contribution to the Bank's strategic goals and objectives. The determination by the Committee is subjective after review of all information it deems relevant.

     In addition to base salary, executive officers of the Corporation and the Bank may participate currently in the Bank's 401(k) Plan.

     Total compensation opportunities available to the employees of the Bank are influenced by general labor market conditions, the specific responsibilities of the individual, and the individual's contributions to the Corporation's success. Individuals are reviewed annually on a calendar year basis. The Bank strives to offer compensation that is competitive with that offered by employers of comparable size in our industry. Through these compensation policies, the Corporation strives to meet its strategic goals and objectives to its constituencies and provide compensation that is fair and meaningful to its employees.

     The foregoing report has been furnished by the Personnel Committee which performs the functions of a compensation committee: Robert G. Bigham, C. F. Ditzler, Frank Elsner, Jr., D. Richard Guise, J. Glenn Guise, Ronald L. Hankey (ex-officio member), Jennifer W. Hartman, William B. Lower, Paul G. Pitzer, Charles E. Ritter and Ralph W. Tyson.


                      SHAREHOLDER RETURN PERFORMANCE GRAPH

SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly change in the cumulative total shareholder return on the Corporation's Common Stock against the cumulative total return of the S&P 500 Stock Index and the Peer Group Index for the period of five fiscal years commencing January 1, 1990 and ended December 31, 1994. The shareholder return shown on the graph below is not necessarily indicative of future performance.

                [COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN CHART
                                OF ACNB CORP. GOES HERE.]


     NOTE: The peer group for which information appears above includes the following companies: ACNB Corporation; CNB Financial Corporation; Drovers Bancshares Corporation; First West Chester Corporation; Franklin Financial Services Corp.; Hanover Bancorp, Inc.; Penn Security Bank & Trust Co.; Penns Woods Bancorp, Inc.; PennRock Financial Services Corp.; and Sterling Financial Group. These companies were selected based on four criteria: total assets between $150 million and $625 million; market capitalization greater than 30 million; headquarters located in Pennsylvania; and not quoted on NASDAQ.

                              CERTAIN TRANSACTIONS

     There have been no material transactions between the Corporation and the Bank, nor any material transactions proposed, with any director or executive officer of the Corporation and the Bank, or any associate of the foregoing persons. The Corporation and the Bank have had and intend to continue to have banking and financial transactions in the ordinary course of business with directors and officers of the Corporation and the Bank and their associates on comparable terms and with similar interest rates as those prevailing from time to time for other customers of the Corporation and the Bank.

     S. M. Raffensperger and Robert G. Bigham are partners of the law firm of Bigham & Raffensperger, which law firm has been retained by the Bank throughout the past several years and will be retained during 1995. During 1994, the law firm received from the Bank fees of approximately $95,779 for legal services rendered to the Bank. Approximately, 46% of the legal fees paid pertained to services rendered by the law firm for collection of delinquent loan accounts. A substantial portion of the collection fees were recovered by the Bank in the collection process.

     Total loans outstanding from the Corporation and the Bank at December 31, 1994, to the Corporation's and the Bank's officers and directors as a group and to members of their immediate families and companies in which they had an ownership interest of 10% or more was $2,671,840, or approximately 5.49% of the total equity capital of the Bank. Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate amount of indebtedness outstanding as of the latest practicable date, March 3, 1995, to the above described group was $2,682,075.


                     PRINCIPAL OFFICERS OF THE CORPORATION

     The following table sets forth selected information about the principal officers of the Corporation, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors:

                                            Bank                                   Age as of
                                  Held      Employee       Number of Shares         March 1,
      Name and Position           Since      Since        Beneficially Owned         1995
- -----------------------------    --------  ---------      ------------------       ---------
Ronald L. Hankey - President       1982      1957               19,150                54
and Chief Executive Officer


John W. Krichten -        1982      1980      27,804(1)    48
Secretary and Treasurer

Lynda L. Glass -          1993      1984          64(2)    34
Assistant Secretary

- ----------------
(1) Includes 3,120 shares of Common Stock held individually by Mr. Krichten; 24,002 shares of Common Stock held jointly with his spouse; and 682 shares of Common Stock are held by Mr. Krichten as custodian for their children.

(2) The shares of Common Stock beneficially owned by Ms. Glass are held jointly with her spouse.


              SHAREHOLDER PROPOSAL:  WITHHOLDING OF DIRECTOR FEES
                     FOR A NON-ATTENDANCE AT ANNUAL MEETING

     The Corporation has been advised that Thomas P. Wolf, 33 Spring Trail, Carroll Valley, Fairfield, Pennsylvania 17320, the beneficial owner of 1,072 shares of the Corporation's common stock will propose the following resolutions at the Annual Meeting:

          "No Director of the Corporation shall be paid a fee for attending the Directors' Meeting which is held immediately following the Annual Meeting of Shareholders, unless that Director has also attended the Annual Meeting of Shareholders."

Supporting Statement
- --------------------

          The rationale for this proposal is that Directors, as elected representatives of the Shareholders, can best perform their duties if they are aware of Shareholder opinions and concerns. The Annual Meeting of Shareholders is the best and only opportunity Directors have to formally meet with and hear from the Shareholders.

          Since the Shareholders meeting allways immediately precedes the Directors meeting, and since the Shareholders meeting normally lasts less than an hour, this requirement does not constitute an unreasonable burden on Directors.

          It should be noted that historically approximately 50% of the Directors have attended the Annual Meeting of Shareholders. This proposal is aimed at having 100% of the Directors who attend the Directors Meeting also attend the meeting of Shareholders immediately preceding.

The Recommendation of the Board of Directors
- --------------------------------------------

     The members of the Corporation's Board of Directors recognize the importance of attendance at Board meetings. During 1994, the Board met twenty-five (25) times. With the exception of one director, each director attended at least 75 percent of these meetings.

     The purpose and intent of the proposal set forth above is unclear. This is because, as explained above under "Executive Compensation-Compensation of Directors", the Corporation pays the members of its Board of Directors nothing for attendance at meetings of the Board. Moreover, the Corporation's annual meetings typically include formal presentations by only a few of the members of the Corporation's Board of Directors who serve in management capacities. The other members of the Corporation's Board of Directors attend solely for the purpose of observing the proceedings. Those that are not in attendance are provided with detailed information concerning the points raised by shareholders and others who attend. For these reasons, the Board of Directors believes that the proposal, if adopted, would serve no purpose.

     While the members of the Bank's Board of Directors receive compensation for attendance at meetings of the Bank's Board of Directors, it is the long-standing policy of the Bank to permit only two paid absences during the course of a year. Because the Bank pays a relatively modest stipend for Board participation, the adoption of a requirement to withhold the payment of fees to the Bank's Board of Directors for non-attendance at the Corporation's annual meeting is believed to be inappropriate and unnecessarily punitive.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.
                                                     -------


                              INDEPENDENT AUDITORS

     Harry Ness & Company, Certified Public Accountants, of York, Pennsylvania, served as the Corporation's independent auditors for its 1994 fiscal year. The Corporation has been advised by Harry Ness & Company that none of its members has any financial interest in the Corporation. In addition to performing customary audit services, Harry Ness & Company, assisted the Corporation and the Bank with preparation of their federal and state tax returns, and provided assistance in connection with regulatory matters, charging the Bank for such services at its customary hourly billing rates. These non-audit services were approved by the Corporation's and the Bank's Boards of Directors after due consideration of the effect of the performance thereof on the independence of the auditors and after the conclusion by the Corporation's and the Bank's Boards of Directors that there was no effect on the independence of the auditors.

                                 ANNUAL REPORT

     A copy of the Corporation's Annual Report for its fiscal year ended December 31, 1994 is enclosed with this Proxy Statement. A representative of the Corporation will be available to respond to any appropriate questions concerning the Annual Report presented by shareholders at the Annual Meeting.


                        SHAREHOLDER PROPOSAL SUBMISSIONS

     Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Corporation's Proxy Statement for its 1996 Annual Meeting of Shareholders must deliver such proposal in writing to the President of ACNB Corporation at its principal executive offices, 675 Old Harrisburg Road, Gettysburg, Pennsylvania 17325, not later than Wednesday, December 13, 1995.


                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but if any matters are properly presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their best judgment.


                             ADDITIONAL INFORMATION

     UPON WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF THE CORPORATION'S REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1994, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE OBTAINED, WITHOUT CHARGE, FROM RONALD
                      -- -------
L. HANKEY, PRESIDENT, ACNB CORPORATION, 675 OLD HARRISBURG ROAD, GETTYSBURG, PENNSYLVANIA 17325.



44644

                                ACNB CORPORATION

                                     PROXY

            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 9, 1995 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


          The undersigned hereby constitutes and appoints Robert G. Bigham and Jennifer W. Hartman and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of ACNB Corporation (the "Corporation") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at the Main Office of Adams County National Bank, 675 Old Harrisburg Road, Gettysburg, Pennsylvania 17325 on Tuesday, May 9, 1995 at 1:00 p.m., prevailing time, and at any adjournment or postponement thereof as follows:


1. PROPOSAL TO FIX THE NUMBER OF SHAREHOLDERS TO BE ELECTED AS A CLASS 1 DIRECTOR AT FIVE (5).


            FOR                   AGAINST                   ABSTAIN
        ---                   ---                       ---

     The Board of Directors recommends a vote FOR this proposal.

- ----------------------------------------------------------------------------
2.   ELECTION OF CLASS 1 DIRECTORS TO SERVE FOR A THREE-YEAR TERM

               Philip P. Asper, C. F. Ditzler, D. Richard Guise,
                      Ronald L. Hankey, Marian B. Schultz

     [ ]  FOR all nominees        [ ]   WITHHOLD AUTHORITY
          listed above (except          to vote for all
          as marked to the              nominees listed
          contrary below)               above

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

- -----------------------------------------------------------------------------
3. SHAREHOLDER PROPOSAL TO WITHHOLD DIRECTOR FEES FOR NON-ATTENDANCE AT BOARD OF DIRECTOR MEETINGS.

            FOR                   AGAINST                    ABSTAIN
        ---                   ---                        ---

     The Board of Directors recommends a vote AGAINST this proposal.
- -----------------------------------------------------------------------------

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

     THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE, FOR PROPOSAL 1, AND AGAINST PROPOSAL 3.

                              Dated:                            , 1995
                                     ---------------------------


                              ----------------------------------------


                              ----------------------------------------
                              Signature(s)                      (Seal)



Number of Shares Held of
Record on March 1,
1995
    ------------------


     THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER AND RETURNED PROMPTLY TO THE CORPORATION IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.